UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 11, 2016
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On February 11, 2016, Axalta Coating Systems Ltd. (“Axalta”) will present at the Morgan Stanley Chemicals Corporate Access Day. Axalta has posted the presentation slides to Axalta’s Investor Relations website (http://ir.axaltacs.com). A copy of the presentation materials is furnished hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibits shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

In the presentation slides and prepared remarks during the Morgan Stanley Chemicals Corporate Access Day, Axalta presents, and will present, certain non-GAAP financial measures. Axalta management believes that presenting these non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. In addition, Axalta management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Morgan Stanley Chemicals Corporate Access Day Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	February 11, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Morgan Stanley Chemicals Corporate Access Day Presentation